                                                              EXHIBIT 10.52.1


                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       of

                                    ATIII LLC

                           dated as of January 1, 1998

                                TABLE OF CONTENTS

ARTICLE 1. FORMATION AND MEMBERSHIP                                          1
   1.1   Continuation                                                        1
   1.2   Members                                                             1
   1.3   Management                                                          1

ARTICLE 2. OFFICES, NAME, ETC.                                               2
   2.1   Principal Office                                                    2
   2.2   Registered Office; Resident Agent                                   2
   2.3   Name                                                                2
   2.4   Term                                                                2
   2.5   Business Ventures                                                   2

ARTICLE 3. PURPOSES AND POWERS                                               2
   3.1   Purpose                                                             2
   3.2   Powers                                                              2

ARTICLE 4. MEMBERS AND THEIR CONTRIBUTIONS AND LOANS                         2
   4.1   Contributions                                                       2
   4.2   Capital Accounts                                                    3
   4.3   Loans                                                               4
   4.4   Additional Members                                                  4
   4.5   Liability of Members                                                4
   4.6   Withdrawal of Members                                               4

ARTICLE 5. ALLOCATIONS                                                       5
   5.1   Certain Definitions                                                 5
   5.2   Allocations of Profit and Loss                                      6
   5.3   Special Allocations                                                 7

ARTICLE 6. DISTRIBUTIONS                                                     8
   6.1   Distribution of Company Funds                                       8

ARTICLE 7. INDEMNIFICATION                                                   9
   7.1   Indemnification of Members                                          9

ARTICLE 8. ASSIGNABILITY OF MEMBERSHIP INTERESTS                            10
   8.1   Assignment                                                         10
   8.2   Substitute Members                                                 10
   8.3   Rights of Assignees                                                11
   8.4   Other Restrictions                                                 11

ARTICLE 9. FISCAL YEAR, ACCOUNTING, INSPECTION OF BOOKS                     11
   9.1   Fiscal Year and Accounting                                         11
   9.2   Inspection of Books                                                11

ARTICLE 10. DISSOLUTION                                                     11
  10.1   Events of Dissolution                                              11
  10.2   Consent to Continue Company                                        12


   10.3  Distribution Upon Dissolution                                      12

ARTICLE 11.  GENERAL PROVISIONS                                             13
   11.1  Complete Agreement; Modification                                   13
   11.2  Governing Law; Severability                                        13
   11.3  Notice                                                             13
   11.4  Pronouns                                                           13
   11.5  Titles                                                             13
   11.6  Successors and Assigns                                             13
   11.7  Counterparts                                                       13

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                                    ATIII LLC


     THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is made and adopted as of January 1, 1998 by and between Genzyme Corporation, a Massachusetts corporation having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("Genzyme"), Genzyme Transgenics Corporation, a Massachusetts corporation having its principal place of business at Five Mountain Road, Framingham, Massachusetts 01701 ("GTC") and such other persons who may become members of ATIII LLC (the "Company") in accordance with law or the terms hereof (hereinafter collectively referred to as the "Members" and individually as a "Member"). Capitalized terms used but not defined herein shall be given the same meaning as provided in the Collaboration Agreement of even date herewith among the Company, GTC and Genzyme (the "Collaboration Agreement"). This Agreement amends and restates the Operating Agreement dated December 17, 1997 between the Members.


                       ARTICLE 1. FORMATION AND MEMBERSHIP

     1.1 Continuation. The Members hereby agree to continue Company as a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act"). The Act shall govern the rights and liabilities of the parties hereto except as otherwise expressly stated herein.

     1.2 Members. The initial Members of the Company were GTC, which held a * percent (*%) and * percent (*%) interest in the Company. GTC and Genzyme each granted the Company certain licenses to certain of their respective assets pursuant to the Collaboration Agreement. The Company elected or will elect under
Section 754 of the Internal Revenue Code of 1986, as amended ("IRC"), to apply the provisions of Sections 734(b) and 743(b) of the IRC. Thereafter, effective upon execution and delivery of the Purchase Agreement of even date herewith by and between GTC and Genzyme (the "Purchase Agreement"), GTC has sold and assigned to Genzyme a * percent (*%) interest in the Company (subject to adjustment as provided herein and in Section 4.1.5 of the Collaboration Agreement). Hence, the Members of the Company are those persons listed on Schedule A attached hereto, as amended from time to time.

     1.3 Management. The Company shall be managed by the Steering Committee provided for in Section 8.2 of the Collaboration Agreement

                         ARTICLE 2. OFFICES, NAME, ETC.

     2.1 Principal Office. The principal office of the Company shall be located at One Kendall Square, Cambridge, Massachusetts 02139 or such place within the Commonwealth of Massachusetts as may be determined by the Members from time to time. The Company shall maintain its records at such address.

     2.2 Registered Office; Resident Agent. The name and address of the Company's registered agent for service of process in the State of Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297. The name and address of the Company's registered agent for service of process in the Commonwealth of Massachusetts shall be Genzyme Corporation, One Kendall Square, Cambridge, Massachusetts 02139.

     2.3 Name. The business of the Company shall be conducted under the name of "ATIII LLC".

     2.4 Term. The term of the Company shall commence upon the filing of the Certificate of Formation (the "Effective Date") and shall be perpetual until it is terminated as hereinafter provided.

     2.5 Business Ventures. Any Member may engage independently or with others in other business ventures of every nature and description, and neither the Company nor any Member shall have any rights in and to such independent ventures or the income or profits derived therefrom; provided, however, that a Member's participation in such venture is subject to and consistent with the provisions of Section 2.2 of the Collaboration Agreement.


                         ARTICLE 3. PURPOSES AND POWERS

     3.1 Purpose. The purpose of the Company is to: (i) develop and commercialize the Collaboration Products; (ii) act as a partner in limited partnerships, general partnerships and limited liability partnerships, and as a member of limited liability companies; and (iii) engage in any other business permitted under the Act that the Members shall deem desirable or expedient.

     3.2 Powers. The Company shall have all the powers necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the Company, including, without limitation, all the powers of an individual, partnership, corporation or other entity.


              ARTICLE 4. MEMBERS AND THEIR CONTRIBUTIONS AND LOANS

     4.1 Contributions.

     4.1.1 Each Member has agreed to contribute the amounts and/or property set forth in Sections 3.1, 3.3, 4.1 and 4.2 of the Collaboration Agreement. The amount so contributed is hereinafter referred to as each Member's "Capital Contribution". The cash and agreed value of any property contributed by each Member as of the date hereof is set forth in Schedule A attached hereto.

     4.1.2 Pursuant to the terms of the Collaboration Agreement, GTC and Genzyme have undertaken to make monthly Capital Contributions to the Company in the amount equal to:

                  (i) (A) thirty percent (30%) and seventy percent (70%), respectively (as described in more detail in the Collaboration Agreement), of the Program Costs other than New Facility Costs (as each term is defined in the Collaboration Agreement) until the Genzyme 70% Funding Obligation (as defined in Section 4.1.3 of the Collaboration Agreement) is met and (B) fifty percent (50%) each of all Program Costs other than New Facility Costs each thereafter; and

                  (ii) fifty percent (50%) each of all New Facility Costs each beginning as of the date hereof.

     If either Genzyme or GTC fails to make all or any portion of a monthly Capital Contribution, the other Member may elect to make such Contribution (or a portion thereof). If either Genzyme or GTC fails to make all or any portion of a monthly Capital Contribution, the Percentage Interests (as defined below) shall be adjusted to correspond to the percentage of cumulative Capital Contributions made by each Member and subsequent monthly Capital Contributions shall be made by the Members in proportion to their adjusted Percentage Interests; provided, however, that if the Percentage Interests are adjusted before the Genzyme 70% Funding Obligation is met, then Genzyme and GTC shall continue to make capital contributions in accordance with Section 4.1(b)(i)(A) until the Genzyme 70% Funding Obligation is met and in proportion to their adjusted Percentage Interests thereafter. For purposes of calculating adjustments to Percentage Interests to be made pursuant to this paragraph, it shall be assumed that cumulative Capital Contributions made by the Members in accordance with clause
(A) of Section 4.1(b)(i) were made fifty percent (50%) each by Genzyme and GTC.

     4.1.3 No interest shall accrue on any Capital Contributions, and no Member shall have the right to withdraw or to be repaid any capital it has contributed, except as otherwise specifically provided in this Agreement.

     4.1.4 Each Member's percentage interest ("Percentage Interest") is as set forth in Schedule A hereto, subject to adjustment as provided in Section 4.1(b) of this Agreement.

     4.2 Capital Accounts. A separate account (a "Capital Account") shall be maintained for each Member and adjusted in accordance with Treasury Regulation
Section 1.704-1(b) as follows:

     4.2.1 There shall be credited to each Member's Capital Account the amount of such Member's Capital Contribution as of the date, and to the extent, that such Capital Contribution has been paid, and such Member's allocable share of Net Profits (and any items in the nature of income or gain separately allocated to such Member); and there shall be charged against each Member's Capital Account the amount of all distributions to such Member and such Member's allocable share of Net Losses (and any items in the nature of losses or deductions separately allocated to such Member).

     4.2.2 If the Company at any time distributes any of its assets in kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Section 5.1 below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

     4.2.3 In the event any Member's interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     4.3 Loans. The Members shall not make loans to the Company unless the Members unanimously agree in writing to make such loans.

     4.4 Additional Members. Except as otherwise provided in Section 8.2 below with respect to Substitute Members, additional Members may only be admitted with the prior written unanimous approval of the Members. Such additional Members shall execute and acknowledge a counterpart to this Agreement or shall otherwise evidence in writing their agreement to be bound by the terms hereof in such manner as the Members shall determine.

     4.5 Liability of Members.

     4.5.1 No Member shall be liable for the obligations of the Company solely by reason of being a Member.

     4.5.2 No Member shall be required to make any contributions to the capital of the Company other than as provided in this Article 4.

     (c) No Member shall be personally liable to the Company or its other Members for monetary damages for breach of fiduciary duty as a Member to the extent permitted by applicable law; provided, however, that this provision shall not eliminate the liability of a Member (i) for any breach of the Member's duty of loyalty to the Company or its other Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Member derived an improper personal benefit. No amendment to or repeal of this Section 4.5(c) shall apply to or have any effect on the liability or alleged liability of any Member for or with respect to any acts or omissions of such Member occurring prior to such amendment or repeal.

     4.6 Withdrawal of Members. No Member shall have the right to withdraw from the Company or to demand a return of its capital interest at any time except upon termination and dissolution of the Company, unless agreed to by the unanimous written consent of the other Members.

                             ARTICLE 5. ALLOCATIONS

     5.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings given them in this Article 5:

         5.1.1 "Adjusted Capital Account" for a Member means such Member's Capital Account (i) reduced by the net adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Company's taxable year are reasonably expected to be made to such Member, and (ii) increased by the sum of (A) the amounts a Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 2(i)(5), (B) the excess, if any, of such Member's Capital Contribution over such Member's actual paid-in capital contribution and (C) that portion of any indebtedness of the Company (other than "partner nonrecourse debt" as defined in Treasury Regulation Section 1.704-2(b)(4)) with respect to which the Member bears the economic risk of loss that such indebtedness would not be repaid out of the assets of the Company if all of the assets of the Company were sold at their respective book values as of the end of the fiscal period and the proceeds from the sales together with any amounts described in clause (B) above, were used to pay the liabilities of the Company.

         5.1.2 "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Section 703(a) of the IRC (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to IRC
                  Section 703(a)(1) shall be included in taxable income or loss) computed with the following adjustments:

                  5.1.2.1 To the extent required by (and in the manner described in) Treasury Regulation 1.704-1(b)(2), items of gain, loss and deduction shall be computed based upon the book values of the Company's assets rather than upon such assets' adjusted bases for federal income tax purposes (if different);

                  5.1.2.2 Any tax-exempt income received by the Company shall be included as an item of gross income;

                  5.1.2.3 The amount of any adjustments to the adjusted bases (or book values if clause (i) above applies) of any assets of the Company pursuant to IRC Section 743 shall not be taken into account; and

                  5.1.2.4 Any expenditure of the Company described or treated as being described in IRC Section 705(a)(2)(B) shall be treated as a deductible expense.

         5.1.3 "Member Loan Nonrecourse Deductions" means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a liability owed to or guaranteed by a Member within the meaning and intent of Treasury Regulation
                  Section 1.704-2(i).

         5.1.4 "Member Loan Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(3).

         5.1.5 "Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Treasury Regulations under IRC Section 704(b).

         5.1.6 "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company shall be determined according to the provisions of Treasury Regulation
                  Section 1.704-2(c).

         5.1.7 "Nonrecourse Liability" means any liability of the Company with respect to which no Member has personal liability, as determined in accordance with IRC Section 752 and the Treasury Regulations promulgated thereunder.

     5.2 Allocations of Profit and Loss. As of the end of each fiscal year of the Company, or at the time any allocation is determined to be necessary by the Members, Net Profits or Net Losses shall be allocated as follows:

     5.2.1 Except as provided in Sections 5.2(b) and 5.3 below, any allocation required by this Section 5.2 to be made to the Members shall be allocated among the Members in proportion to their respective Percentage Interests.

     5.2.2 After making the special allocations provided for in Section 5.3 below, if the ratio of the cumulative amount of the Distribution Margin to the cumulative amount of the Manufacturing Margin for a period is not proportionate to the ratio of Genzyme's Percentage Interest to GTC's Percentage Interest for the applicable period, then there shall be allocated to Genzyme and/or GTC, as appropriate, items of gross income or deduction of the Company such that the ratio of (i) the Distribution Margin plus the amount of the items allocated to Genzyme pursuant to this clause (b), if any, to (ii) the Manufacturing Margin plus items allocated to GTC pursuant to this clause (b), if any, is proportionate to the ratio of Genzyme's Percentage Interest to GTC's Percentage Interest for the applicable period.

     5.2.3 With respect to the allocation of Net Losses or Net Profits pursuant to this Section 5.2 among the Members for any fiscal year in which an additional or substitute Member is admitted to the Company or there is an adjustment to the Percentage Interests during such fiscal year, all Net Losses or Net Profits so allocable shall be allocated in a manner which takes into account the varying Percentage Interests during such fiscal year based on an accounting convention chosen by the Members. In no event shall a retroactive allocation of Net Losses be made pursuant to this Section 5.2.

     5.3 Special Allocations. Notwithstanding the provisions of Section 5.2 above, the following allocations of Net Profits and Net Losses and items thereof shall be made:

     5.3.1 If, during any year a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and, as a result of such adjustment, allocation or distribution, such Member's Adjusted Capital Account has a negative balance (computed with the adjustments set forth in clauses (i) and (ii) of Section 5.1(a)), then items of gross income for such year (and, if necessary, subsequent years) shall first be allocated to such Member in the amount necessary to eliminate such negative balance as quickly as possible. This Section 5.3(a) is intended to constitute a "qualified income offset" provision within the meaning of the above Treasury Regulations, and shall be so interpreted.

     5.3.2 Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Members in proportion to their Percentage Interests.

     5.3.3 Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Member or Members who bear the risk with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Treasury Regulation Section 1.704-2(b).

     5.3.4 In no event shall Net Losses of the Company be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Adjusted Capital Account.

     5.3.5 Except as set forth in Treasury Regulation Section 1.704-2(f)(2), (3) and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Member, prior to any other allocation pursuant to this Article 5, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member's share of the net decrease in Minimum Gain, computed in accordance with Treasury Regulation Section 1.704-2(g). Allocation of gross income and gain pursuant to this Section 5.3(e) shall be made first from gain recognized from the disposition of Company assets subject to non-recourse liabilities (within the meaning of the Treasury Regulations promulgated under IRC Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 5.3(e) shall constitute a "minimum gain chargeback" under Treasury Regulation Section 1.704-2(f). With respect to a net decrease in Member Loan Minimum Gain, items of gross income shall be specially allocated consistent with the preceding sentence, and Treasury Regulation Section 1.704- 2(i)(4).

     5.3.6 In the event that Net Profits, Net Losses or items thereof are allocated to one or more Members pursuant to paragraphs (a) or (d) above, subsequent Net Profits and Net Losses will first be allocated (subject to the provisions of paragraphs (a) through (d)) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Net Profits, Net Losses or items thereof pursuant to paragraphs (a) or (d) not occurred.

     5.3.7 The respective Percentage Interests in the Net Profits and Net Losses or items thereof shall remain as set forth above (subject to adjustment as provided in Section 4.1(b) and Article 5) unless changed by amendment to this Agreement or by an assignment of an interest in the Company authorized by the terms of this Agreement. Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if, as a result of clause (i) of Section 5.1(b), the book value of any property of the Company was used in computing Net Profits or Net Losses, then items of income, gain, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its book value in the manner provided for under IRC Section 704(c).

     5.3.8 If a Member's Percentage Interest is reduced (provided the reduction does not result in a complete termination of the Member's interest in the Company), the Member's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of IRC Section 751) shall not be reduced, so that, notwithstanding any other provisions of this Agreement to the contrary, that portion of the Net Profit otherwise allocable upon a liquidation or dissolution of the Company pursuant to Article 5 hereof which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Member, be specially allocated among the Members in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture.

     5.3.9 In each taxable year of the Company, items of deduction and credit attributable to Program Costs shall be allocated to the Members in proportion to the Capital Contributions which funded the applicable expenditure.

                            ARTICLE 6. DISTRIBUTIONS

     6.1 Distribution of Company Funds. The timing of distributions by the Company (other than distributions in dissolution to which Section 10.3 applies) shall be determined in accordance with the provisions of Section 4.3 of the Collaboration Agreement. Such distributions shall be made (a) first to Genzyme and/or GTC until Genzyme and/or GTC, as applicable, have received distributions equal to the amount of items of gross income allocated to them respectively pursuant to Section 5.2(b) hereof and (b) thereafter, to the Members in proportion to their positive Capital Accounts reduced by the amounts of their initial Capital Contributions listed in Schedule A hereto on the date hereof; provided, however, that in the event that items of gross income are to be distributed to both Genzyme and GTC pursuant to clause (a) hereof and there are insufficient items of gross income available to distribute to both Genzyme and GTC in full, the available items of gross income shall be distributed to Genzyme and GTC on a pro rata basis based on the aggregate amounts distributable to Genzyme and GTC, respectively, pursuant to clause (a) hereof; provided further that the amount of Net Profit distributable to the Members pursuant to clause
(b) hereof shall be reduced by the amount required to fund the budgeted capital, working capital and reserve requirements of the Company during the one hundred and eighty (180) day period following the proposed distribution date and by such other amounts as the Steering Committee reasonably determines to be necessary or appropriate for the operation of the Company, which amounts may be used to the extent necessary to make distributions of items of gross income allocated pursuant to Section 5.2(b) hereof.

                           ARTICLE 7. INDEMNIFICATION

     7.1 Indemnification of Members.

     7.1.1 The Company shall, to the fullest extent permitted by the Act, as amended from time to time, indemnify each Member, each Member's Affiliates, and the respective directors, officers, employees and agents of each Member and its Affiliates (collectively, "Indemnified Persons") from and against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts paid in settlements) reasonably incurred by or imposed upon an Indemnified Person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which such Indemnified Person may become involved by reason of (i) any act performed by such Indemnified Person in connection with the performance of and within the scope of the authority conferred by the Collaboration Agreement or (ii) such Indemnified Person's service as a director, officer, manager or member of the Company or any of its subsidiaries or, if such service was undertaken at the request of the Company, such Indemnified Person's service as a director, officer or trustee of, or in a similar capacity with, another organization.

     7.1.2 Indemnification may include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnified Person to repay such payment if it is ultimately determined that such Indemnified Person is not entitled to indemnification under this Article 7, which undertaking may be accepted without reference to the financial ability of the Indemnified Person to make such repayments.

     7.1.3 The Company shall not indemnify any Indemnified Person in connection with a proceeding (or part thereof) initiated by such person unless such Indemnified Person is successful on the merits, the proceeding was authorized by the Members or the proceeding seeks a declaratory judgment regarding such Indemnified Person's own conduct.

     7.1.4 The indemnification rights provided in this Article 7 (i) shall not be deemed exclusive of any other rights to which Indemnified Persons may be entitled under any law, agreement or vote of disinterested Members or otherwise and (ii) shall inure to the benefit of the heirs, executors and administrators of Indemnified Persons. The Company may, to the extent authorized from time to time by its Members, grant indemnification rights to employees or agents of the Company or persons other than Indemnified Persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this
Article 7.

     (e) No indemnification shall be provided for any Indemnified Person with respect to (i) any matter as to which such Indemnified Person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such Indemnified Person's action was in the best interests of the Company, (ii) any act which constitutes gross negligence or wilful misconduct or (iii) any matter disposed of by a compromise payment by such Indemnified Person, pursuant to a consent decree or otherwise, unless the payment and indemnification thereof have been approved by the Members, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction.

     (f) Any amendment or repeal of the provisions of this Article 7 shall not adversely affect any right or protection of an Indemnified Person with respect to any act or omission of such Indemnified Person occurring prior to such amendment or repeal.

                ARTICLE 8. ASSIGNABILITY OF MEMBERSHIP INTERESTS

     8.1 Assignment.

     8.1.1 Except in accordance with Article 13 of the Collaboration Agreement, a Member may not assign his or her interest in whole or in part to any assignee which is not already a Member without the prior written consent of all of the other Members who may or may not consent in their absolute discretion.

     8.1.2 An assignment of a Member's interest does not of itself dissolve the Company or permit the assignee to participate in the business and affairs of the Company or to become a Member or exercise any rights or powers of a Member.

     8.2 Substitute Members. No assignee of a Member's interest (other than an assignee which is already a Member) shall have the right to be admitted as a substitute member in place of the assignor (a "Substitute Member") unless:

     8.2.1 the assignor shall designate in writing satisfactory to the other Members the intention that the assignee is to become a Substitute Member;

     8.2.2 the assignee shall agree in writing to be bound by all of the terms of this Agreement;

     8.2.3 all of the other Members consent in writing to the admission of the assignee as a Substitute Member, which consent may be withheld in their absolute discretion;

     8.2.4 the assignee shall execute and/or deliver such instruments, including without limitation, an opinion of counsel satisfactory to the Members, to the effect that such proposed assignment and substitution does not violate the registration requirements of state or federal securities laws, and such instrument as the Members deem necessary or desirable to effect such assignee's admission as a Substitute Member and to evidence the assignee's acceptance of the terms of this Agreement; and

     8.2.5 the assignee shall pay all reasonable expenses in connection with the assignee's admission as a Substitute Member.

     8.3 Rights of Assignees. An assignee who does not become a Substitute Member shall succeed only to the rights of the assignor to receive allocations and distributions from the Company as provided in Articles 5, 6 and 10 hereof, and shall not have the right to become a Member or exercise any rights or powers of a Member.

     8.4 Other Restrictions. A Member may not pledge, encumber or hypothecate any of its interest without the consent of the other Members.

             ARTICLE 9. FISCAL YEAR, ACCOUNTING, INSPECTION OF BOOKS

     9.1 Fiscal Year and Accounting. Except as otherwise approved by the Members, or required by law, the fiscal year of the Company shall be the calendar year and the books of the Company shall be kept on the accrual method.

     9.2 Inspection of Books. The books of the Company shall at all times be available for inspection and audit by any Member at the Company's principal place of business during business hours. The Company shall furnish each Member with all necessary tax reporting information as to its interest in the Company, with an annual balance sheet and profit and loss statement and with a cash flow statement showing any distributions made to the Members, within sixty (60) days after the close of each fiscal year.

                             ARTICLE 10. DISSOLUTION

     10.1 Events of Dissolution. The term of the Company shall commence on the Effective Date and shall be in full force and effect until the earliest of the following:

     10.1.1 the sale or disposition of all or substantially all of the Company property;

     10.1.2 the dissolution of the Company by the unanimous written consent of the Members;

     10.1.3 the bankruptcy or dissolution of a Member; provided, however, that if there are at least two (2) remaining Members, the Members may consent to the continuation of the business of the Company after the occurrence of such an event, pursuant to Section 18-802 of the Act and Section 10.2 of this Agreement;

     10.1.4 the entry of a decree of judicial dissolution under Section 18-802 of the Act;

     10.1.5 the occurrence of any event, other than those referred to in paragraph (d), which causes dissolution of a limited liability company under the Act; or

     10.1.6 upon the occurrence of an event and at the time specified in Article 13 of the Collaboration Agreement.

     Notwithstanding the dissolution of the Company, the business of the Company shall continue to be governed by this Agreement until the winding up of the Company occurs.

     10.2 Consent to Continue Company. The Members may vote to continue the business of the Company within ninety (90) days after the occurrence of an event of dissolution set forth in Section 10.1(d) of this Agreement, pursuant to and in accordance with Section 18-801(4) of the Act. The agreement of the remaining Members holding a majority of the remaining Percentage Interests shall constitute the consent of the Members to the continuation of the Company.

     10.3 Distribution Upon Dissolution.

     10.3.1 After payment of liabilities owing to creditors, the Members or liquidator shall set up such reserves as they deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, including the expenses of liquidation. Such reserves may be paid over by the Members or liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Members or liquidator may deem advisable, such reserves shall be distributed to all of the Members or their assigns in the manner set forth in
Section 10.3(b) below. In the event that any part of such net assets consists of securities or other non-cash assets, the Members or liquidator may (but shall not be required to) take whatever steps they deem appropriate to convert such assets into cash or into any other form that would facilitate the distribution thereof.

     10.3.2 After payment has been made pursuant to Section 10.3(a) above, the Members or the liquidator shall cause the remaining net assets of the Company to be distributed to and among the Members in proportion to and to the extent of their positive Capital Account balances (after such balances have been adjusted to reflect all allocations of Net Profits and Net Losses and distributions pursuant to Article 6). Cash and non-cash assets shall be distributed to each Member on a pro rata basis, or in such other manner as the Members may agree, with all noncash assets being distributed on the basis of their fair market value. For this purpose, the unamortized portion of any amortizable Program Costs shall be valued at zero and the Capital Accounts of the Members shall be reduced (in accordance with Section 4.2(b)) in proportion to their Capital Contributions which funded such portion (determined in a manner consistent with the principles of Section 5.3(i)).

     10.3.3 The Company shall terminate when all property has been distributed among the Members. Upon such termination, the Members shall execute and cause to be filed a certificate of cancellation of the Company, as provided for in
Section 18-203 of the Act, and any and all other documents necessary in connection with the termination of the Company.

                         ARTICLE 11. GENERAL PROVISIONS

     11.1 Complete Agreement; Modification. This Agreement and the Collaboration Agreement together contain a complete statement of all the agreements among the parties with respect to the Company. There are no representations, agreements, arrangements or undertakings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement. This Agreement may be amended or modified only with the unanimous consent of the Members.

     11.2 Governing Law; Severability. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of Delaware, and this Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of such state. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but rather be enforced to the extent permitted by law.

     11.3 Notice. All notices, requests, consents and statements hereunder shall be deemed to have been properly given if mailed from within the United States by prepaid certified mail, return receipt requested, or if sent by prepaid telegram, or overnight delivery service, or if hand delivered, addressed in each case if to the Company at its principal place of business and, if to any Member, to the address set forth herein, or to such other address or addresses as any such Member shall have theretofore designated in writing to the Company in accordance with this Section 11.3.

     11.4 Pronouns. Feminine or masculine pronouns shall be substituted for the neuter pronouns, neuter pronouns for masculine or feminine pronouns, plural for the singular and the singular for the plural, in any place in this Agreement where the context may require such substitution.

     11.5 Titles. The titles of Articles and Sections are included only for convenience and shall not be construed as a part of this Agreement or in any respect affecting or modifying its provisions.

     11.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their heirs, successors, assigns and legal representatives.

     11.7 Counterparts. This Agreement may be signed in one or more counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the original or the same counterpart.

     IN WITNESS WHEREOF, we have affixed our signatures as of the day first above written.

MEMBERS:

GENZYME CORPORATION

By:     /s/ Peter Wirth
        ---------------

Title:  Executive Vice President
        -------------------------

Date:    December 29, 1997
         -----------------

GENZYME TRANSGENICS CORPORATION

By:      /s/ John B. Green
         -----------------

Title:   Vice President and Chief Financial Officer
         ------------------------------------------

Date:    December 29, 1997
         -----------------

                                   Schedule A
                                   ----------

      Members                     Capital Contribution     Percentage Interest
      -------                     --------------------     -------------------
Genzyme Corporation                      $*                       50.00%
Genzyme Transgenics Corporation          $*                       50.00%
        TOTAL:                           $*                      100.00%

--------------------
*Confidential treatment for indicated portions respectfully requested.

                                       15